                                               Registration No. 333-____________



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                                RSA SECURITY INC.
             (Exact Name of Registrant as Specified in Its Charter)


                 DELAWARE                                     04-2916506
     (State or Other Jurisdiction of                       (I.R.S. Employer
      Incorporation or Organization)                    Identification Number)

 36 CROSBY DRIVE, BEDFORD, MASSACHUSETTS                         01730
 (Address of Principal Executive Offices)                     (Zip Code)


           1998 NON-OFFICER EMPLOYEE STOCK INCENTIVE PLAN, AS AMENDED
                            (Full Title of the Plan)


                             ARTHUR W. COVIELLO, JR.
                                RSA SECURITY INC.
                                 36 CROSBY DRIVE
                          BEDFORD, MASSACHUSETTS 01730
                     (Name and Address of Agent for Service)

                                 (781) 301-5000
          (Telephone Number, Including Area Code, of Agent for Service)



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                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                        Proposed    Proposed
       Title of                         Maximum      Maximum
      Securities          Amount       Offering     Aggregate         Amount of
        to be             to be          Price      Offering        Registration
     Registered         Registered     Per Share     Price              Fee
     ----------         ----------     ---------    ---------       ------------
--------------------------------------------------------------------------------
Common Stock, $.01 par   668,994      $40.03125(1) $26,780,666(1)     $7,071
value                    shares
--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices of the Common Stock on the Nasdaq National Market on December 7, 1999 in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933.



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PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I is included in documents sent or given to participants in the Registrant's 1998 Non-Officer Employee Stock Incentive Plan, as amended, pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Statement of Incorporation by Reference

Except as otherwise set forth below, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-71075 (the "Initial Registration Statement"), filed by the Registrant on January 25, 1999, relating to the Registrant's 1998 Non-Officer Employee Stock Incentive Plan, as amended.

Item 5 of the Initial Registration Statement is amended and restated in its entirety as follows:

         Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  The validity of the Common Stock offered hereby will be passed upon for the Registrant by Kathryn L. Leach, Associate General Counsel of the Registrant. Ms. Leach owns options to purchase an aggregate of 8,000 shares of Common Stock, which become exercisable in periodic installments through October 2003.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bedford, Massachusetts on December 10, 1999.

                                    RSA SECURITY INC.



                                    By:  /s/ Charles R. Stuckey, Jr.
                                         ---------------------------------------
                                         Charles R. Stuckey, Jr.
                                         Chairman of the Board and
                                         Chief Executive Officer



                                POWER OF ATTORNEY

We, the undersigned officers and directors of RSA Security Inc. hereby severally constitute Charles R. Stuckey, Jr., Arthur W. Coviello, Jr. and Hal J. Leibowitz, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable RSA Security Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.





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


         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                                      Title                                Date
      ---------                                      -----                                ----

/s/ Charles R. Stuckey, Jr.                Chairman of the Board of                 December 10, 1999
-------------------------------------      Directors and Chief Executive
Charles R. Stuckey, Jr.                    Officer (Principal
                                           Executive Officer)

/s/ John F. Kennedy                        Senior Vice President and Chief          December 10, 1999
-------------------------------------      Financial Officer (Principal
John F. Kennedy                            Financial and Accounting Officer)


/s/ Arthur W. Coviello, Jr.                President and Director                   December 10, 1999
-------------------------------------
Arthur W. Coviello, Jr.


/s/ D. James Bidzos                        Director                                 December 10, 1999
-------------------------------------
D. James Bidzos


/s/ Richard L. Earnest                     Director                                 December 10, 1999
-------------------------------------
Richard L. Earnest


/s/ Taher Elgamal                          Director                                 December 10, 1999
-------------------------------------
Taher Elgamal


/s/ Joseph B. Lassiter, III                Director                                 December 10, 1999
-------------------------------------
Joseph B. Lassiter, III


/s/ George M. Middlemas                    Director                                 December 10, 1999
-------------------------------------
George M. Middlemas


/s/ James K. Sims                          Director                                 December 10, 1999
-------------------------------------
James K. Sims



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                                  EXHIBIT INDEX


 Exhibit
 Number                    Description
--------                   -----------

     5            Opinion of Kathryn L. Leach, Esq.

    23.1          Consent of Deloitte & Touche LLP

    23.2          Consent of Kathryn L. Leach, Esq. (included in Exhibit 5)

    24 Power of Attorney (included in the signature pages of this Registration Statement)





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